Exhibit 4.1

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 25, 2018 (this “Amendment”), is by and among CENTERPOINT ENERGY, INC., a Texas corporation (the “Borrower”), each Bank party hereto, each Issuing Bank party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks, the Issuing Banks and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2016 (as heretofore amended, restated or otherwise modified, the “Credit Agreement”), for the purposes and consideration therein expressed; and

WHEREAS, the Borrower has requested that the Administrative Agent, the Banks and Issuing Banks agree to amend the Credit Agreement as provided herein (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”), and the Administrative Agent, the Banks and Issuing Banks party hereto are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined in Section 4):

(a)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Commitment” means, as to any Bank, the obligation of such Bank, if any, to make Revolving Loans and participate in L/C Obligations in an aggregate principal and/or face amount not to exceed (i) as of the Second Amendment Effective Date, the amount set forth under the heading “Second Amendment Effective Date Commitment” opposite such Bank’s name on Schedule 1.1(A), (ii) as of the Incremental Facility Effectiveness Date (as confirmed in the Incremental Facility Effectiveness Notice delivered to the Administrative Agent), and for the duration of the Incremental Facility Effectiveness Period, an aggregate total amount of Commitments set forth under the heading “Aggregate Commitment” opposite such Bank’s name on Schedule 1.1(A), reflecting an additional amount set forth under the heading “Incremental Facility Effectiveness Date Commitment” opposite such Bank’s name on

Schedule 1.1(A) (the “Incremental Facility Commitment”) and/or (iii) in the Assignment and Acceptance pursuant to which such Bank became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof, including the terms of Section 2.1(c), Section 2.6 and Section 4.5 or pursuant to an assignment by such Bank in accordance with Section 10.6.

“Total Commitments” means, at any time, the aggregate amount of the Commitments of all Banks then in effect. The amount of the Total Commitments (i) as of the Second Amendment Effective Date is $1,700,000,000 and (ii) as of the Incremental Facility Effectiveness Date (as confirmed in the Incremental Facility Effectiveness Notice delivered to the Administrative Agent) shall be increased by the Incremental Facility Commitments for an aggregate total of $3,300,000,000, in each case as the same may be changed from time to time pursuant to the terms hereof, including the terms of Section 2.1(c), Section 2.6 and Section 4.5.

(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

“Bridge Facility” has the meaning given such term in the Bridge Facility Commitment Letter.

“Bridge Facility Commitment Letter” means that certain Project Pacer $5.0 Billion Senior Unsecured Bridge Facility Commitment Letter dated as of April 21, 2018 by and among Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., the Borrower and the other Persons from time to time party thereto.

“Bridge Facility Commitment Period” means the period commencing on the Second Amendment Effective Date and ending on the earlier to occur of (i) June 30, 2019 and (ii) the termination of all commitments in respect of the Bridge Facility without any borrowing thereunder.

“Incremental Facility Commitment” has the meaning ascribed thereto in the definition of “Commitment”.

“Incremental Facility Effectiveness Date” means the earlier to occur of (i) the termination of all commitments in respect of the Bridge Facility without any borrowing thereunder and (ii) payment in full of all obligations (other than contingent obligations which by the terms of the Bridge Facility survive payment in full of such obligations) under the Bridge Facility and termination of all commitments to advance additional credit thereunder; provided that at such time neither the Termination Date nor the Merger Agreement Termination shall have occurred; provided further, that no delay or failure by the Borrower to deliver the Incremental Facility Effectiveness Notice shall have the effect of changing the Incremental Facility Effectiveness Date.

“Incremental Facility Effectiveness Notice” means a written notice from the Borrower to the Administrative Agent substantially in the form attached hereto as Exhibit H.

“Incremental Facility Effectiveness Period” means the period commencing on the Incremental Facility Effectiveness Date (as confirmed in the Incremental Facility Effectiveness Notice delivered to the Administrative Agent) and ending on the earlier to occur of (i) the Termination Date and (ii) the date that is 90 days after the date on which the Vectren Merger Agreement is terminated pursuant to the terms thereof without consummation of the Merger (as defined therein) (the “Merger Agreement Termination”).

“Incremental Facility Fee Letter” means that certain Senior Incremental Credit Facility Fee Letter dated as of May 7, 2018 between the Borrower and JPMorgan Chase Bank, N.A.

“Merger Agreement Termination” has the meaning given to such term in the definition of “Incremental Facility Effectiveness Period”.

“New Bank Supplement” has the meaning given to such term in Section 10.21.

“Second Amendment Effective Date” means the Amendment Effective Date, as defined in the Second Amendment, dated as of May 25, 2018, to this Agreement, which date is May 25, 2018.

“Vectren Merger Agreement” means that certain Agreement and Plan of Merger by and among Vectren Corporation, CenterPoint Energy, Inc. and Pacer Merger Sub, Inc., dated as of April 21, 2018.

(c)    Section 2.1 of the Credit Agreement is hereby amended by adding a new Section 2.1(c) as follows:

“(c) The Incremental Facility Commitment shall become effective as of the Incremental Facility Effectiveness Date (as confirmed in the Incremental Facility Effectiveness Notice delivered to the Administrative Agent) and shall expire on the termination of the Incremental Facility Effectiveness Period.”.

(d)    Section 3.2 of the Credit Agreement is hereby amended as follows:

(i) by adding at the end of the first sentence of Section 3.2(a) thereof immediately before the period therein “; provided that solely for purposes of payment of the Commitment Fee, so long as the Incremental Facility Effectiveness Date has not occurred, the Incremental Facility Commitments of all Banks in the amounts set forth on Schedule 1.1(A) under the heading “Incremental Facility Effectiveness Date Commitment” shall be deemed included in the Available Commitment as of the date that is the 120th day after the Second Amendment Effective Date until the earlier to occur of (i) the Termination Date and (ii) the date of the Merger Agreement Termination”; and

(ii) by adding a new Section 3.2(d) at the end of such Section as follows:

“(d) The Borrower shall pay fees in the amounts and at the times specified in the Incremental Facility Fee Letter.”.

(e)    Clause (a) of Section 7.2 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“(a)    Financial Covenant. The Borrower will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated Indebtedness for Borrowed Money as of such date to Consolidated Capitalization as of such date to exceed 65%; provided, however, (x) during the Bridge Facility Commitment Period, the applicable ratio shall be 75% and (y) during each period (other than during the Bridge Facility Commitment Period) after the occurrence of a Storm Certificate Effective Date until the applicable Other Covenant Trigger Date, the applicable ratio shall be 70%.”.

(f)    Clause (c) of Section 10.6 of the Credit Agreement is hereby amended by deleting clause (ii) in the second proviso thereof in its entirety and replacing it with text reading in its entirety as follows:

“(ii) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment (including, if and when the Borrower has delivered the Incremental Facility Effectiveness Notice to the Administrative Agent, the Incremental Facility Commitment of such Bank set forth under the heading “Incremental Facility Effectiveness Date Commitment” opposite such Bank’s name on Schedule 1.1(A), as the same may be changed from time to time pursuant to the terms hereof, including the terms of Section 2.1(c), Section 2.6 and Section 4.5 or pursuant to an assignment by such Bank in accordance with this Section 10.6) of such Bank,”.

(g)    The Credit Agreement is hereby amended by:

(i) adding a new Section 10.21 as follows:

“SECTION 10.21. New Banks. Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), elects to become a “Bank” under this Agreement in connection with the Incremental Facility Commitments shall execute a New Bank Supplement (each, a “New Bank Supplement”), substantially in the form of Exhibit I, whereupon such bank, financial institution or other entity shall become a Bank for all purposes and to the same extent as if originally a party hereto as of the Second Amendment Effective Date and shall be bound by and entitled to the benefits of this Agreement with the Incremental Facility Commitment and Commitment set forth on Schedule 1.1(A) to this Agreement.”;

(ii) adding a new Schedule 1.1(A) to the Credit Agreement in the form attached hereto as Exhibit A;

(iii) adding a new Exhibit H to the Credit Agreement in the form attached hereto as Exhibit B; and

(iv) adding a new Exhibit I to the Credit Agreement in the form attached hereto as Exhibit C.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and immediately after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

(b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, each Issuing Bank, the Majority Banks and each Bank with an Incremental Facility Commitment;

(b) the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on or prior to the Amendment Effective Date pursuant to fee letters executed and delivered by the Borrower in connection with the Amended Credit Agreement (including, without limitation, the Incremental Facility Fee Letter) and (ii) all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent pursuant to Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof;

(c) the Administrative Agent shall have received an executed legal opinion, dated as of the Amendment Effective Date, of (i) Baker Botts L.L.P., special counsel to the Borrower, and (ii) the general counsel or an associate general counsel and assistant corporate secretary (or its equivalent) of the Borrower, in each case reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a certificate dated as of the Amendment Effective Date of the Secretary or Assistant Secretary of the Borrower certifying (i) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment and (ii) that all material authorizations, approvals and consents required to be obtained by the Borrower prior to the Amendment Effective Date in connection with its execution, delivery and performance of this Amendment have been obtained and are in full force and effect; and

(e) the conditions precedent set forth in Section 5.3 of the Credit Agreement shall have been satisfied.

SECTION 5. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Revolving Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Revolving Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 7. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein”, “hereby” and “this Agreement” contained in the Credit Agreement, each reference to “thereof”, “thereunder”, “therein”, “thereby” and “the Credit Agreement” contained in the other Loan Documents, and each other similar reference contained in the Credit Agreement and the other Loan Documents, shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 9. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the

Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY, INC., as the Borrower

By:	/s/ Carla Kneipp
Name:	Carla Kneipp
Title:	Vice President and Treasurer

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Bank and an Issuing Bank

By:	/s/ Juan J. Javellana
Name:	Juan J. Javellana
Title:	Executive Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

MIZUHO BANK, LTD, as a Bank

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Patrick Engel
Name:	Patrick Engel
Title:	Managing Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

CITIBANK, N.A., as a Bank

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

THE ROYAL BANK OF CANADA, as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

MUFG BANK, LTD., formerly known as THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank and an Issuing Bank

By:	/s/ Jeffrey Flagg
Name:	Jeffrey Flagg
Title:	Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

BARCLAYS BANK PLC, as a Bank

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Madeline L. Pleskovic
Name:	Madeline L. Pleskovic
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

REGIONS BANK, as a Bank

By:	/s/ Dion Barrett
Name:	Dion Barrett
Title:	Managing Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

TD BANK, N.A., as a Bank

By:	/s/ Vijay Prasad
Name:	Vijay Prasad
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Bank and a Bank

By:	/s/ Maggie Halleland
Name:	Maggie Halleland
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

BNP PARIBAS, as a Bank

By:	/s/ Denis O’Meara
Name:	Denis O’Meara
Title:	Managing Director

By:	/s/ Theodore Sheen
Name:	Theodore Sheen
Title:	Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ Tyler Womack
Name:	Tyler Womack
Title:	Portfolio Manager

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By:	/s/ Richard K. Fronapfel, Jr.
Name:	Richard K. Fronapfel, Jr.
Title:	Director

[Signature Page to Second Amendment to Amended and Restated CNP Credit Agreement]

EXHIBIT A

To Second Amendment

SCHEDULE 1.1(A)

SCHEDULE OF COMMITMENTS AND ADDRESSES

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
JPMorgan Chase Bank, N.A. JPMorgan Loan Services 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Omar Jones Tel: 713-750-7912 Telecopy: 713-750-2666 omar.e.jones@jpmorgan.com	$115,550,000.00	$98,000,000.00	$213,550,000.00

Mizuho Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attn: Flora Lio Tel: 201-626-3516 Telecopy: 212-282-4486 lau_uscorp1@mizuhocbus.com	$115,550,000.00	$98,000,000.00	$213,550,000.00

Wells Fargo Bank, National Association 301 College St., 11th Floor MAC: D1053-115 Charlotte, NC 28202 Attn: Patrick Engel Tel: 704-374-2385 Telecopy: 702-410-0331 patrick.d.engel@wellsfargo.com	$115,550,000.00	$98,000,000.00	$213,550,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
Bank of America, N.A. 100 North Tryon Street; NC1-007-17-18 Charlotte, NC 28255 Attn: Michael Mason Tel: 980-683-1839 Telecopy: 980-233-7196 Michael.Mason@baml.com	$115,550,000.00	—	$115,550,000.00

Citibank, N.A. 388 Greenwich Street, 31st Floor New York, NY 10013 Attn: Ashwani Khubani Tel: 212.816.3690 Telecopy: 646.291.1602 ashwani.khubani@citi.com	$115,550,000.00	$98,000,000.00	$213,550,000.00

Royal Bank of Canada Three World Financial Center New York, NY 10281 Tel: 212-858-7374 Telecopy: 212-428-6201 frank.lambrinos@rbccm.com	$115,550,000.00	$98,000,000.00	$213,550,000.00

MUFG Bank, Ltd. New York Branch 1251 Avenue of the Americas, 10th Floor New York, NY 10020-1104 Attn: Nadia Sleiman Tel: 212-782-6974 Telecopy: 212-782-6440 nsleiman@us.mufg.jp	$115,550,000.00	$98,000,000.00	$213,550,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
Barclays Bank PLC c/o Barclays Capital 745 7th Avenue, 26th Floor New York, NY 10019 Attn: May Huang Tel: 212-526-0787 Telecopy: 212-526-5115 May.Huang@barcap.com	$97,910,000.00	$85,000,000.00	$182,910,000.00

Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York NY 10010 Attn: Shweta Kharva Tel: 9199944787 Telecopy: 1-866-469-3871 shweta.kharva@creditsuisse.com 18664693871@docs.ldsprod.com	$97,910,000.00	$85,000,000.00	$182,910,000.00

Deutsche Bank AG New York Branch c/o Deutsche Bank Securities Inc. Attn: Sal Vitale / Lidia Suter 60 Wall Street New York, NY 10005 Tel: 212-250-0228 / 212-250-8232 sal.vitale@db.com / lidia.suter@db.com	$97,910,000.00	$85,000,000.00	$182,910,000.00

Regions Bank 5005 Woodway Drive, Ste. 110 Houston, TX 77056 Attn: Joey Powell Tel: 713 426-7236 Telecopy: 713-426-7180 joey.powell@regions.com	$97,910,000.00	$85,000,000.00	$182,910,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
U.S. Bank National Association 461 Fifth Avenue, 7th Floor New York, NY 10017 Attn: James O’Shaughnessy Tel: 917-326-3924 Telecopy: 646-935-4533 james.oshaughnessy@usbank.com	$97,910,000.00	$85,000,000.00	$182,910,000.00

Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson St., 38th Floor Jersey City, NJ 07302 Attn: Lauren Day Tel: 212-934-3921 Telecopy: 917-977-3966 gsd.link@gs.com	$74,900,000.00	$108,000,000.00	$182,900,000.00

Morgan Stanley Bank, N.A. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Steve Delany Tel: 443-627-4326 Telecopy: 212-404-9645 doc4secportfolio@morganstanley.com	$74,900,000.00	$108,000,000.00	$182,900,000.00

PNC Bank, National Association Attn: Madeline Moran Corporate & Institutional Banking The Tower at PNC Plaza, 10th Floor 300 Fifth Avenue Pittsburgh, PA 15222 Tel: 412-762-3045 Telecopy: 412-762-2684 Mailstop: PT-PTWR-10-3 MADELINE.MORAN@PNC.COM	$74,900,000.00	$108,000,000.00	$182,900,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
TD Bank, N.A. 444 Madison Ave., 2nd Floor New York, NY 10022 Attn: Vijay Prasad & Thomas Casey Tel: 646-652-1427 / 212-827-2786 Telecopy: 212-308-0486 Vijay.Prasad2@td.com / Thomas.Casey@tdsecurities.com	$74,900,000.00	$108,000,000.00	$182,900,000.00

Comerica Bank 910 Louisiana St. Ste 410 Houston, TX 77002 Attn: Joey Powell Tel: 713-220-5527 Telecopy: 713-220-5631 jbpowell@comerica.com	$34,000,000.00	$30,250,000.00	$64,250,000.00

The Bank of New York Mellon BNY Mellon Center, 36th Floor 500 Grant Street Pittsburgh, PA 15258-0001 Attn: Hussam Alsahlani Tel: 412-234-5624 Telecopy: 412-236-1914 hussam.alsahlani@bnymellon.com	$34,000,000.00	$30,250,000.00	$64,250,000.00

The Northern Trust Company 50 S LaSalle, M28 Chicago, IL 60603 Attn: Keith Burson Tel: 312-444-3099 Telecopy: 312-557-1425 KB101@ntrs.com	$34,000,000.00	$30,250,000.00	$64,250,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Second Amendment Effective Date Commitment	Incremental Facility Effectiveness Date Commitment	Aggregate Commitment
BNP Paribas 787 7th Avenue New York, NY 10019 Attn: Marc-Olivier Sauve Tel: 514-285-6100 x6012 Telecopy: 201-616-7911 dl.nyk_ls_regional@us.bnpparibas.com	—	$64,250,000.00	$64,250,000.00
Total	$1,700,000,000	$1,600,000,000	$3,300,000,000

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

EXHIBIT B

To Second Amendment

EXHIBIT H

To Credit Agreement

FORM OF

INCREMENTAL FACILITY EFFECTIVENESS NOTICE

To:	JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement, dated as of March 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as so defined), among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto and the Administrative Agent, among others.

Ladies and Gentlemen:

The undersigned hereby gives you notice that the Incremental Facility Effectiveness Date occurred on [                    ], 2018 and that, as of the Incremental Facility Effectiveness Date, the Commitment of each Bank shall be as set forth on under the heading “Aggregate Commitment” opposite such Bank’s name on Schedule 1.1(A) of the Amended Credit Agreement and (b) as of the date hereof, the Merger Agreement Termination shall not have occurred.

Very truly yours,
CENTERPOINT ENERGY, INC.

By:
Name:
Title:

Dated:                     , 20

Exhibit H to Amended and Restated CNP Credit Agreement

EXHIBIT C

To Second Amendment

EXHIBIT I

To Credit Agreement

FORM OF

NEW BANK SUPPLEMENT

SUPPLEMENT, dated as of                                 , to the Amended and Restated Credit Agreement, dated as of March 3, 2016 (as heretofore amended, restated or otherwise modified, the “Credit Agreement”) , among CenterPoint Energy, Inc. (the “Borrower”), the banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), among others. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 10.21 thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent in connection with the Incremental Facility Commitments by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.    The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Bank for all purposes of the Credit Agreement as of the Second Amendment Effective Date, to the same extent as if originally a party thereto, with an Incremental Facility Commitment set forth on Schedule 1.1(A) of the Credit Agreement.

2.    The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (iv) if it is a Non-U.S. Bank, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

Exhibit H to Amended and Restated CNP Credit Agreement

3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Exhibit H to Amended and Restated CNP Credit Agreement

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF BANK]

By:
Name:
Title:

Accepted this          day of May, 2018:

CENTERPOINT ENERGY, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit H to Amended and Restated CNP Credit Agreement